News Release
For Immediate Release

Contact:  Thomas X. Geisel, President, Chief Executive Officer, (856) 690-4329

Sun Bancorp, Inc. Reports Fourth Quarter and
Full Year Results for 2009

VINELAND, NJ – January 27, 2010 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $6.3 million, or $0.27 per diluted share, for the fourth quarter ended December 31, 2009, compared to net income of $4.3 million, or $0.18 per diluted share, for the fourth quarter of 2008. During the fourth quarter 2009 the Company recorded a loan loss provision of $19.5 million, or $0.50 per share, and incurred pre-tax other-than-temporary impairment (OTTI) charges of $351,000, or $0.01 per share, which compares to a $7.6 million provision for loan losses, or $0.19 per share, and OTTI charges of $7.5 million, or $0.19 per share, for fourth quarter 2008.  In addition, the fourth quarter 2008 included a net gain on sale of branches of $11.5 million, or $0.29 per share.

For the year ended December 31, 2009, the Company reported a net loss available to common shareholders of $22.4 million, or $0.97 per diluted share, compared to net income of $14.9 million, or $0.62 per diluted share, in the prior year period.

The following were key items which affected the results for the year ended December 31, 2009:

·	Loan loss provision of $46.7 million, or $1.19 per share, as compared to $20.0 million, or $0.49 per share for 2008.
·	OTTI charges of $7.1 million, or $0.18 per share, as compared to $7.5 million, or $0.19 for 2008.
·	A special assessment by the Federal Deposit Insurance Corporation (FDIC) of 5 basis points resulting in a charge of $1.6 million, or $0.04 per share.
·	The Company’s participation in the Troubled Asset Relief Program (TARP) which resulted in $5.4 million in preferred stock dividends and discount accretion, or $0.23 per share.

“We are eager to close out one of the most difficult and disappointing economic years in the history of our Country and our Company," said Thomas X. Geisel, president and chief executive offier of Sun Bancorp.  "Although the current economic, regulatory and banking industry headwinds have not completely subsided, we believe that we have taken all appropriate measures within our control to position Sun Bancorp to return to profitability in 2010.  This is evidenced by the quarterly improvements throughout the year in our core operating and margin performance. Had there not been an increase over our planned loan loss provision, OTTI charges and the impact of participating in TARP, all largely driven by the uncontrollable effects of the economy, the Company would have been profitable in 2009. Our principal strategic objective is to emerge from this cycle as the dominant New Jersey-based bank in the markets we serve, while continuing to provide value to our customers and shareholders.”

Selected core operating highlights for the quarter continue to reflect the favorable trending throughout all of 2009 as follows:

·
The net interest margin was 3.64% for fourth quarter 2009, as compared to 3.36% for linked quarter, 3.01% for the second quarter and 2.74% for the first quarter 2009. The net interest margin was 3.26% for the fourth quarter 2008. The margin increase throughout 2009 reflects the Company’s focus on margin improvement initiatives on both sides of the balance sheet.

·
Net interest income was $28.6 million (tax-equivalent basis) for the fourth quarter 2009 as compared to $27.0 million for the linked quarter, $24.3 million for the second quarter and $22.3 million for first quarter 2009. Net interest income was $25.9 million for fourth quarter 2008.

·
The yield on average loans was 4.92% for fourth quarter 2009, an increase of 4 basis points from 4.88% for the linked quarter, an increase of 9 basis points from 4.83% for second quarter and an increase of 20 basis points from 4.72% for first quarter 2009.

·
The cost of average interest-bearing deposits was 1.37% for the fourth quarter 2009, a decrease of 22 basis points from 1.59% for the linked quarter, a decrease of 58 basis points from 1.95% for the second quarter, and a decrease of 82 basis points from 2.19% for the first quarter.  The cost of average interest-bearing deposits also decreased 113 basis points from 2.50% for the fourth quarter 2008.

Other key financial highlights include:

·	Total assets were $3.58 billion at December 31, 2009, as compared to $3.55 billion at September 30, 2009 and $3.62 billion at December 31, 2008.
·
Total loans before allowance for loan losses were $2.72 billion at December 31, 2009, as compared to $2.71 billion at September 30, 2009 and $2.74 billion at December 31, 2008. Commercial loans, on average, were essentially level on a linked quarter basis, residential mortgages and home equity loans decreased on average 1.0% and 1.8%, respectively.

·
The provision for loan losses was $19.5 million for the fourth quarter, increasing the allowance for loan losses to 2.21% of outstanding loans at December 31, 2009 as compared to 1.70% at September 30, 2009 and 1.36% at December 31, 2008. The provision for loan losses for the fourth quarter was 0.72% of average loans, as compared to 0.59% of average loans for the linked third quarter 2009 and 0.28% of average loans for the comparable prior year quarter. Net charge-offs during the fourth quarter were $5.6 million, or 0.21% of average loans, as compared to $14.5 million, or 0.53% of average loans, for the linked quarter and $4.4 million, or 0.16% of average loans outstanding, for the comparable prior year quarter.  The provision for loan losses for the year ended December 31, 2009 was $46.7 million, or 1.71% of average loans, as compared to $20.0 million, or 0.77% of average loans, for the same period in 2008.  Net charge-offs for the year ended December 31, 2009 was $24.0 million, or 0.88% of average loans, as compared to $9.7 million, or 0.37% of average loans, for the comparable prior year.

·
Total non-performing assets were $105.4 million at December 31, 2009, or 3.86% of total loans and real estate owned, as compared to $94.1 million at September 30, 2009, or 3.46% of total loans and real estate owned, and $48.8 million, or 1.78%, at December 31, 2008. The allowance for loan losses to non-performing loans was 62.56% at December 31, 2009, as compared to 54.58% at September 30, 2009, and 79.69% at December 31, 2008.

·
Total deposits were $2.91 billion at December 31, 2009, which were essentially level with September 30, 2009 and December 31, 2008, which were at $2.93 billion and $2.90 billion, respectively. Average deposits declined $60.0 million over the linked quarter as average certificates of deposit decreased $125.5 million, or 11.9%, offset by an increase in average core deposits of $65.5 million, or 3.5%.

·
The fourth quarter net interest margin was 3.64%, as compared to 3.36% for the linked quarter and 3.26% for the fourth quarter 2008. The net interest margin was 3.18% for the year ended December 31, 2009, as compared to 3.30% for the prior year.  The interest rate spread as compared to the linked third quarter increased 35 basis points to 3.41%, with a yield increase of 11 basis points on interest-earnings assets, offset by a decrease in the cost of interest-bearing liabilities of 24 basis points. Average interest-earning assets for the quarter of $3.15 billion remained relatively stable from prior year quarter, while decreasing 2.2% over the linked quarter.  The interest rate spread for the year ended December 31, 2009 was 2.87%, as compared to 2.83% for the comparable prior year.

·
Total operating non-interest income for the quarter ended December 31, 2009 of $5.9 million decreased $512,000, or 8.0%, over the linked quarter and $227,000, or 3.7%, over the comparable prior year period. The decrease over the linked quarter was primarily due to a decrease in investment products income of $397,000 as a result of lower volume and a decrease in gain on sale of loans of $108,000, primarily related to SBA loans.  The decrease over the comparable prior year period was primarily attributable to a decrease in gain on derivative instruments of $361,000 due to a planned decline in transaction volume, a decrease in investment products income of $191,000 as a result of lower volume and a reduction in service charges on deposit accounts, such as cycle service, NSF and overdraft fees, of $113,000.  These decreases were offset with an increase in gain on sale of loans of $399,000 primarily related to mortgages sold in the secondary market.  Total operating non-interest income for the year ended December 31, 2009 decreased $4.0 million, or 14.0%, to $24.2 million from $28.1 million in 2008.  The decrease over prior year was primarily attributable to a reduction in service charges on deposit accounts of $1.5 million, a decrease in gain on derivative instruments of $2.3 million due to a planned decline in transaction volume, a decrease in bank owned life insurance (BOLI) income of $768,000 due to lower yields earned on the separate account policy and a decrease in investment products income of $372,000 as a result of customer migration toward lower yielding commission products.   These decreases were offset by an increase in gain on sale of loans of $1.0 million related to mortgages sold in the secondary market.

·
Total operating non-interest expense for the quarter ended December 31, 2009 decreased $1.3 million, or 4.7%, to $25.6 million in comparison to the linked quarter and increased $2.9 million, or $12.7%, over the comparable prior year period. Salaries and benefits decreased $1.7 million and cost of real estate owned decreased $826,000 in comparison to the linked third quarter.  These decreases were primarily attributed to non-recurring charges recognized during the third quarter, which included severance and other related charges of $934,000 and an $800,000 write-down on the carrying value of one commercial property.  These decreases were offset by an increase in advertising expense of $535,000 stemming from brand awareness and customer acquisition campaigns in the fourth quarter, an increase in off-balance sheet reserves of $239,000 and an increase in consulting fees of $219,000.  The increase over the prior year period was primarily attributable to an increase in salaries and benefits of $1.8 million and insurance expense of $611,000.  Salaries and benefits increased due to the addition of several key management and business line staff, and severance and other related charges, while insurance expense increased primarily due to higher FDIC assessment rates, additional coverage under the Temporary Liquidity Guarantee Program (TLGP) and an overall increase in assessable deposits.  Further increases over the prior year period included additional off-balance sheet reserves of $276,000 and problem loan costs of $225,000.  Total operating non-interest expense for the year ended December 31, 2009 increased $11.6 million, or 12.6%, to $103.9 million over the prior year 2008.  Salaries and benefits increased $4.4 million due to the addition of several key management and business line staff, severance and other related charges and an increase in health benefits.  Insurance expense increased $4.8 million primarily due to higher FDIC assessment rates, additional coverage under the Temporary Liquidity Guarantee Program (TLGP) and an overall increase in assessable deposits.  In addition, cost of real estate owned increased $1.8 million as a result of the write-down of two properties for a total of $950,000 combined with an overall net gain of $589,000 recognized on the sale of four other real estate properties during 2008.

·	The income tax benefit is a result of the pre-tax loss in combination with the relatively large levels of tax-free income earned on tax-exempt securities and BOLI policies.
·	The Company’s ratio of tangible equity to tangible assets was 6.25% at December 31, 2009, as compared to 6.45% at September 30, 2009, and 6.10% at December 31, 2008.
·
The Company’s capital ratios continue to remain strong and Sun National Bank is “well capitalized” by all regulatory standards.  At December 31, 2009 Sun National Bank’s total risk-based capital ratio is approximately 10.80% and the leverage capital ratio is approximately 8.62%.

The Company will hold its regularly scheduled conference call on Thursday, January 28, 2010, at 11:00 a.m. (ET).  Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a $3.6 billion asset bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 70 locations in New Jersey. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Profitability for the period:
Net interest income	$28,068	$25,472	$100,157	$99,661
Provision for loan losses	19,479	7,617	46,666	20,000
Non-interest income	5,541	10,076	17,070	32,299
Non-interest expense	25,594	22,712	103,928	92,640
(Loss) income before income taxes	(11,464)	5,219	(33,367)	19,320
Net (loss) income	(6,254)	4,253	(17,045)	14,894
Net (loss) income available to common shareholders	$(6,254)	$4,253	$(22,396)	$14,894

Financial ratios:
Return on average assets (1)	(0.70)%	0.49%	(0.47)%	0.44%
Return on average equity (1)	(6.86)%	4.71%	(4.42)%	4.09%
Return on average tangible equity (1),(2)	(11.28)%	7.94%	(7.06)%	6.92%
Net interest margin (1)	3.64%	3.26%	3.18%	3.30%
Efficiency ratio	76.15%	63.89%	88.66%	70.20%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	75.37%	71.89%	83.58%	72.24%

Earnings per common share (4):
Basic	$(0.27)	$0.18	$(0.97)	$0.63
Diluted	$(0.27)	$0.18	$(0.97)	$0.62

Average equity to average assets	10.15%	10.38%	10.69%	10.72%

	December 31,
	2009	2008
At period-end:
Total assets	$3,578,852	$3,622,126
Total deposits	2,909,268	2,896,364
Loans receivable, net of allowance for loan losses	2,657,694	2,702,516
Investments	457,192	453,584
Borrowings	146,193	154,097
Junior subordinated debentures	92,786	92,786
Shareholders’ equity	356,654	358,508

Credit quality and capital ratios:
Allowance for loan losses to gross loans	2.21%	1.36%
Non-performing assets to gross loans and real estate owned	3.86%	1.78%
Allowance for loan losses to non-performing loans	62.56%	79.69%

Total capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	11.31%	11.37%
Sun National Bank	10.80%	10.84%
Tier 1 capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	10.05%	10.17%
Sun National Bank	9.54%	9.64%
Leverage ratio (5):
Sun Bancorp, Inc.	9.08%	9.58%
Sun National Bank	8.62%	9.10%

Book value (4)	$15.29	$15.57
Tangible book value (4)	$9.19	$9.20
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.   Net interest income for the year ended December 31, 2008 excludes the write-off of $791,000 of unamortized costs on redeemed trust preferred securities. Non-interest income for the three months and year ended December 31, 2009 exclude a net impairment loss on available for sale securities of $351,000 and $7.1 million, respectively.  Non-interest income for the three months and year ended December 31, 2008 excludes a net gain of $11.5 million on the sale of branches and bank property and an impairment charge of $7.5 million on available for sale securities.  Non-interest income for the year ended December 31, 2008 also excludes a gain on redemption of Visa stock of $207,000. Non-interest expense for the year ended December 31, 2008 excludes a $250,000 executive sign-on incentive and $72,000 in lease buyout charges.

(4) Data is adjusted for a 5% stock dividend issued in May 2009.
(5) December 31, 2009 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value)
	December 31,
	2009	2008
ASSETS
Cash and due from banks	$53,857	$31,237
Interest-earning bank balances	5,263	26,784
Federal funds sold	-	412
Cash and cash equivalents	59,120	58,433
Investment securities available for sale (amortized cost of $435,267 and $444,628 at December 31, 2009 and 2008, respectively)	434,738	423,513
Investment securities held to maturity (estimated fair value of $7,121 and $13,601 at December 31, 2009 and 2008, respectively)	6,955	13,765
Loans receivable (net of allowance for loan losses of $59,953 and $37,309 at December 31, 2009 and 2008, respectively)	2,657,694	2,702,516
Restricted equity investments	15,499	16,306
Bank properties and equipment, net	53,246	48,642
Real estate owned, net	9,527	1,962
Accrued interest receivable	12,235	12,254
Goodwill	127,894	127,894
Intangible assets, net	14,316	18,769
Deferred taxes, net	20,706	16,707
Bank owned life insurance (BOLI)	77,753	75,504
Other assets	89,169	105,861
Total assets	$3,578,852	$3,622,126

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,909,268	$2,896,364
Federal funds purchased	89,000	71,500
Securities sold under agreements to repurchase - customers	18,677	20,327
Advances from the Federal Home Loan Bank of New York (FHLBNY)	15,215	42,081
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000
Obligations under capital lease	8,301	5,189
Junior subordinated debentures	92,786	92,786
Other liabilities	73,951	120,371
Total liabilities	3,222,198	3,263,618

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 25,435,994 shares issued and 23,329,271 shares outstanding at December 31, 2009; 24,037,431 shares issued and 21,930,708 shares outstanding at December 31, 2008	25,436	24,037
Additional paid-in capital	362,164	351,430
Retained earnings	(4,512)	22,580
Accumulated other comprehensive loss	(149)	(13,377)
Deferred compensation plan trust	(123)	-
Treasury stock at cost, 2,106,723 shares at December 31, 2009 and 2008	(26,162)	(26,162)
Total shareholders' equity	356,654	358,508
Total liabilities and shareholders' equity	$3,578,852	$3,622,126

SUN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008
INTEREST INCOME
Interest and fees on loans	$33,324	$38,050	$131,811	$154,154
Interest on taxable investment securities	3,286	4,043	14,627	15,976
Interest on non-taxable investment securities	1,034	822	3,729	3,256
Dividends on restricted equity investments	223	187	832	983
Interest on federal funds sold	-	31	-	265
Total interest income	37,867	43,133	150,999	174,634
INTEREST EXPENSE
Interest on deposits	8,225	15,677	44,357	65,852
Interest on funds borrowed	550	527	2,061	3,407
Interest on junior subordinated debentures	1,024	1,457	4,424	5,714
Total interest expense	9,799	17,661	50,842	74,973
Net interest income	28,068	25,472	100,157	99,661
PROVISION FOR LOAN LOSSES	19,479	7,617	46,666	20,000
Net Interest income after provision for loan losses	8,589	17,855	53,491	79,661
NON-INTEREST INCOME
Service charges on deposit accounts	3,150	3,263	12,440	13,918
Other service charges	85	82	331	317
Gain on sale of loans	603	204	2,352	1,325
Gain on derivative instruments	50	411	262	2,578
Investment products income	497	688	2,669	3,041
BOLI income	600	661	2,249	3,017
Net gain on sale of branches	-	11,454	-	11,454
Net impairment losses on available for sale securities (1):
Total impairment losses	(2,615)	(7,497)	(9,379)	(7,497)
Portion of loss recognized in other comprehensive income (before taxes)	2,264	-	2,264	-
Net impairment losses recognized in earnings	(351)	(7,497)	(7,115)	(7,497)
Other	907	810	3,882	4,146
Total non-interest income	5,541	10,076	17,070	32,299
NON-INTEREST EXPENSE
Salaries and employee benefits	12,415	10,643	51,748	47,623
Occupancy expense	2,797	2,919	11,403	11,683
Equipment expense	1,732	1,609	6,574	6,421
Data processing expense	1,021	1,120	4,063	4,459
Amortization of intangible assets	921	1,178	4,453	4,710
Insurance expense	1,512	901	7,804	3,043
Professional fees	713	745	2,193	2,335
Advertising expense	786	849	2,453	2,368
Real estate owned expense (income), net	28	(116)	1,155	(628)
Other	3,669	2,864	12,082	10,626
Total non-interest expense	25,594	22,712	103,928	92,640
(LOSS) INCOME BEFORE INCOME TAXES	(11,464)	5,219	(33,367)	19,320
INCOME TAX (BENEFIT) EXPENSE	(5,210)	966	(16,322)	4,426
NET (LOSS) INCOME	(6,254)	4,253	(17,045)	14,894
Preferred stock dividends and discount accretion	-	-	5,351	-
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(6,254)	$4,253	$(22,396)	$14,894

Basic (loss) earnings per share (2)	$(0.27)	$0.18	$(0.97)	$0.63
Diluted (loss) earnings per share (2)	$(0.27)	$0.18	$(0.97)	$0.62
Weighted average shares – basic (2)	23,223,463	23,323,693	23,134,424	23,647,009
Weighted average shares – diluted (2)	23,223,463	23,410,606	23,134,424	23,958,224
(1) For the three months and year ended December 31, 2009, the OTTI is recognized in accordance with the new guidance impacting Financial Accounting Standards Board Accounting Standards Codification 320-10, which was adopted on January 1, 2009.  The OTTI for periods prior to January 1, 2009 are recognized based on guidance in effect prior to the adoption of the new guidance.
(2) Data is adjusted for a 5% stock dividend issued in May 2009.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2009	2009	2009	2009	2008
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,249,365	$2,234,616	$2,240,368	$2,243,698	$2,234,202
Home equity	258,592	261,206	265,407	268,122	274,360
Second mortgage	68,592	71,578	73,856	78,589	84,388
Residential real estate	75,322	72,292	79,627	69,971	67,473
Other	65,776	70,072	74,714	77,638	79,402
Total gross loans	2,717,647	2,709,764	2,733,972	2,738,018	2,739,825
Allowance for loan losses	(59,953)	(46,067)	(44,316)	(39,406)	(37,309)
Net loans	2,657,694	2,663,697	2,689,656	2,698,612	2,702,516
Goodwill	127,894	127,894	127,894	127,894	127,894
Intangible assets, net	14,316	15,237	16,414	17,592	18,769
Total assets	3,578,852	3,545,639	3,561,110	3,635,697	3,622,126
Total deposits	2,909,268	2,932,880	2,875,502	2,930,084	2,896,364
Federal funds purchased	89,000	6,000	87,500	-	71,500
Securities sold under agreements to repurchase - customers	18,677	21,018	17,398	14,170	20,327
Advances from FHLBNY	15,215	15,512	15,805	16,096	42,081
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	8,301	8,343	8,383	5,171	5,189
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	356,654	362,457	360,660	447,984	358,508
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,238,579	$2,247,234	$2,236,745	$2,229,016	$2,195,218
Home equity	260,382	263,494	268,276	268,921	275,791
Second mortgage	69,844	72,830	75,967	81,854	85,530
Residential real estate	75,890	76,626	75,812	70,868	62,481
Other	66,698	70,790	75,133	79,324	81,426
Total gross loans	2,711,393	2,730,974	2,731,933	2,729,983	2,700,446
Securities and other interest-earning assets	433,706	486,274	491,348	527,318	476,305
Total interest-earning assets	3,145,099	3,217,248	3,223,281	3,257,301	3,176,751
Total assets	3,590,339	3,593,037	3,611,679	3,644,558	3,483,145
Non-interest-bearing demand deposits	480,080	476,478	431,836	397,237	407,151
Total deposits	2,886,322	2,946,281	2,975,358	2,936,452	2,916,153
Total interest-bearing liabilities	2,652,540	2,663,226	2,705,069	2,694,326	2,679,673
Total shareholders' equity	364,531	365,440	370,196	445,040	361,513

Capital and credit quality measures:
Total capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	11.31%	11.48%	11.62%	14.32%	11.37%
Sun National Bank	10.80%	10.99%	11.15%	10.99%	10.84%
Tier 1 capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	10.05%	10.23%	10.37%	13.07%	10.17%
Sun National Bank	9.54%	9.74%	9.90%	9.74%	9.64%
Leverage ratio (1):
Sun Bancorp, Inc.	9.08%	9.21%	9.29%	11.81%	9.58%
Sun National Bank	8.62%	8.78%	8.88%	8.80%	9.10%

Average equity to average assets	10.15%	10.17%	10.25%	12.21%	10.38%
Allowance for loan losses to total gross loans	2.21%	1.70%	1.62%	1.44%	1.36%
Non-performing assets to total gross loans and real estate owned	3.86%	3.46%	2.70%	2.34%	1.78%
Allowance for loan losses to non-performing loans	62.56%	54.58%	69.82%	73.76%	79.69%

Other data:
Net charge-offs	(5,593)	(14,486)	(2,040)	(1,903)	(4,428)
Non-performing assets:
Non-accrual loans	$87,882	$80,333	$55,801	$50,481	$42,233
Loans past due 90 days and accruing	7,958	4,067	7,675	2,945	4,587
Real estate owned, net	9,527	9,667	10,620	10,834	1,962
Total non-performing assets	$105,367	$94,067	$74,096	$64,260	$48,782
(1) December 31, 2009 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share data)
	2009	2009	2009	2009	2008
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$38,425	$38,413	$38,276	$37,894	$43,574
Interest expense	9,799	11,426	14,017	15,600	17,661
Tax-equivalent net interest income	28,626	26,987	24,259	22,294	25,913
Tax-equivalent adjustment	558	521	475	455	441
Provision for loan losses	19,479	16,237	6,950	4,000	7,617
Non-interest income excluding net gain on sale of branches and net impairment losses on available for sale securities	5,892	6,404	6,290	5,599	6,119
Net gain on sale of branches	-	-	-	-	11,454
Net impairment losses on available for sale securities	(351)	(1,928)	(4,558)	(278)	(7,497)
Non-interest expense excluding amortization of intangible assets	24,673	25,690	26,472	22,640	21,534
Amortization of intangible assets	921	1,177	1,178	1,177	1,178
(Loss) income before income taxes	(11,464)	(12,162)	(9,084)	(657)	5,219
Income tax (benefit) expense	(5,210)	(5,620)	(4,450)	(1,042)	966
Net (loss) income	(6,254)	(6,542)	(4,634)	385	4,253
Net (loss) income available to common shareholders	$(6,254)	$(6,542)	$(8,780)	$(820)	$4,253
Financial ratios:
Return on average assets (1)	(0.70)%	(0.73)%	(0.51)%	0.04%	0.49%
Return on average equity (1)	(6.86)%	(7.16)%	(5.01)%	0.35%	4.71%
Return on average tangible equity (1),(2)	(11.28)%	(11.81)%	(8.23)%	0.52%	7.94%
Net interest margin (1)	3.64%	3.36%	3.01%	2.74%	3.26%
Efficiency ratio	76.15%	86.83%	108.36%	87.69%	63.89%
Efficiency ratio, excluding non-operating income and non-operating expense	75.37%	81.74%	91.94%	86.80%	71.89%
Per share data (3):
(Loss) earnings per common share:
Basic	$(0.27)	$(0.28)	$(0.38)	$(0.04)	$0.18
Diluted	$(0.27)	$(0.28)	$(0.38)	$(0.04)	$0.18
Book value	$15.29	$15.63	$15.59	$15.72	$15.57
Tangible book value	$9.19	$9.46	$9.35	$9.41	$9.20
Average basic shares (3)	23,223,463	23,162,992	23,103,975	23,043,056	23,323,693
Average diluted shares (3)	23,223,463	23,162,992	23,103,975	23,043,056	23,410,606
Operating non-interest income:
Service charges on deposit accounts	$3,150	$3,150	$3,096	$3,044	$3,263
Other service charges	85	85	79	82	82
Gain on sale of loans	603	711	693	345	204
Gain on derivative instruments	50	-	85	127	411
Investment products income	497	894	756	522	688
BOLI income	600	575	561	513	661
Other income	907	989	1,020	966	810
Total operating non-interest income	5,892	6,404	6,290	5,599	6,119
Non-operating income (4):
Net gain on sale of branches	-	-	-	-	11,454
Net impairment losses on available for sale securities recognized in earnings	(351)	(1,928)	(4,558)	(278)	(7,497)
Total non-operating income	(351)	(1,928)	(4,558)	(278)	3,957
Total non-interest income	$5,541	$4,476	$1,732	$5,321	$10,076
Operating non-interest expense:
Salaries and employee benefits	$12,415	$14,154	$13,216	$11,963	$10,643
Occupancy expense	2,797	2,689	2,782	3,135	2,919
Equipment expense	1,732	1,619	1,685	1,538	1,609
Data processing expense	1,021	980	1,052	1,010	1,120
Amortization of intangible assets	921	1,177	1,178	1,177	1,178
Insurance expense	1,512	1,519	3,330	1,443	901
Professional fees	713	595	507	378	745
Advertising expense	786	251	871	545	849
Real estate owned expense (income), net	28	854	93	180	(116)
Other expenses	3,669	3,029	2,936	2,448	2,864
Total operating non-interest expense	25,594	26,867	27,650	23,817	22,712
Total non-interest expense	$25,594	$26,867	$27,650	$23,817	$22,712
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend issued in May 2009.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended December 31, 2009			For the Three Months Ended December 31, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,238,579	$26,939	4.81%	$2,195,218	$30,604	5.58%
Home equity	260,382	3,139	4.82	275,791	3,694	5.36
Second mortgage	69,844	1,130	6.47	85,530	1,396	6.53
Residential real estate	75,890	971	5.12	62,481	962	6.16
Other	66,698	1,145	6.87	81,426	1,394	6.85
Total loans receivable	2,711,393	33,324	4.92	2,700,446	38,050	5.64
Investment securities (3)	425,637	5,099	4.79	428,159	5,417	5.06
Interest-earning bank balances	8,069	2	0.10	34,299	76	0.89
Federal funds sold	-	-	-	13,847	31	0.90
Total interest-earning assets	3,145,099	38,425	4.89	3,176,751	43,574	5.49
Cash and due from banks	97,729			51,709
Bank properties and equipment, net	53,147			48,247
Goodwill and intangible assets, net	142,778			147,380
Other assets	151,586			59,058
Total non-interest-earning assets	445,240			306,394
Total assets	$3,590,339			$3,483,145

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,175,432	2,703	0.92%	$1,012,525	3,808	1.50%
Savings deposits	299,055	673	0.90	318,720	1,309	1.64
Time deposits	931,755	4,849	2.08	1,177,757	10,560	3.59
Total interest-bearing deposit accounts	2,406,242	8,225	1.37	2,509,002	15,677	2.50
Short-term borrowings:
Federal funds purchased	94,366	53	0.22	9,810	17	0.69
Securities sold under agreements to repurchase - customers	20,508	10	0.20	29,989	33	0.44
Long-term borrowings:
FHLBNY advances (4)	30,316	349	4.60	32,890	382	4.65
Obligations under capital lease	8,322	138	6.63	5,196	95	7.31
Junior subordinated debentures	92,786	1,024	4.41	92,786	1,457	6.28
Total borrowings	246,298	1,574	2.56	170,671	1,984	4.65
Total interest-bearing liabilities	2,652,540	9,799	1.48	2,679,673	17,661	2.64
Non-interest-bearing demand deposits	480,080			407,151
Other liabilities	93,188			34,808
Total non-interest bearing liabilities	573,268			441,959
Total liabilities	3,225,808			3,121,632
Shareholders' equity	364,531			361,513
Total liabilities and shareholders' equity	$3,590,339			$3,483,145

Net interest income		$28,626			$25,913
Interest rate spread (5)			3.41%			2.85%
Net interest margin (6)			3.64%			3.26%
Ratio of average interest-earning assets to average interest-bearing liabilities			118.57%			118.55%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended December 31, 2009 and 2008 was $558,000 and $441,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Year Ended December 31, 2009			For the Year Ended December 31, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,237,940	$104,713	4.68%	$2,119,795	$123,693	5.84%
Home equity	265,240	13,219	4.98	269,336	15,574	5.78
Second mortgage	75,084	4,845	6.45	83,348	5,433	6.52
Residential real estate	74,823	4,235	5.66	55,598	3,509	6.31
Other	72,946	4,799	6.58	84,575	5,945	7.03
Total loans receivable	2,726,033	131,881	4.84	2,612,652	154,154	5.90
Investment securities (3)	442,868	21,114	4.77	433,226	21,707	5.01
Interest-earning bank balances	40,029	83	0.21	15,967	260	1.63
Federal funds sold	94	-	-	15,279	265	1.73
Total interest-earning assets	3,209,024	153,008	4.77	3,077,124	176,386	5.73
Cash and due from banks	60,687			56,104
Bank properties and equipment, net	50,522			48,179
Goodwill and intangible assets, net	144,461			149,150
Other assets	145,015			69,855
Total non-interest-earning assets	400,685			323,288
Total assets	$3,609,709			$3,400,412

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,073,337	10,672	0.99%	$874,463	14,355	1.64%
Savings deposits	297,820	2,937	0.99	395,288	7,632	1.93
Time deposits	1,118,120	30,748	2.75	1,110,941	43,865	3.95
Total interest-bearing deposit accounts	2,489,277	44,357	1.78	2,380,692	65,852	2.77
Short-term borrowings:
Federal funds purchased	39,607	114	0.29	18,370	421	2.29
Securities sold under agreements to repurchase - customer	17,997	42	0.23	34,976	478	1.37
Long-term borrowings:
FHLBNY advances (4)	32,178	1,439	4.47	50,582	2,127	4.21
Obligations under capital lease	6,788	466	6.87	5,221	381	7.30
Junior subordinated debentures	92,786	4,424	4.77	92,781	5,714	6.15
Total borrowings	189,356	6,485	3.42	202,020	9,121	4.51
Total interest-bearing liabilities	2,678,633	50,842	1.90	2,582,712	74,973	2.90
Non-interest-bearing demand deposits	446,713			422,388
Other liabilities	98,339			30,919
Total non-interest-bearing liabilities	545,052			453,307
Total liabilities	3,223,685			3,036,019
Shareholders' equity	386,024			364,393
Total liabilities and shareholders' equity	$3,609,709			$3,400,412

Net interest income		$102,166			$101,413
Interest rate spread (5)			2.87%			2.83%
Net interest margin (6)			3.18%			3.30%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.80%			119.14%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for years ended December 31, 2009 and 2008 was $2.0 million and $1.8 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.